NEW FORTRESS ENERGY INC.
FORM OF RETENTION AGREEMENT
THIS RETENTION AGREEMENT (this “Agreement”), dated as of , 2025 (the “Effective Date”), is by and between New Fortress Energy Inc., a Delaware corporation (together with its affiliates, the “Company”), and (the “Grantee”).
WHEREAS, the Company recognizes the Grantee’s key role at and services on behalf of the Company and has determined that the continued dedication and motivation of the Grantee is essential to the Company’s ongoing operations and corporate strategy.
NOW, THEREFORE, in consideration of the agreements and covenants set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Retention Payments. Subject to the terms and conditions set forth herein, the Grantee shall be entitled to receive the following retention payments pursuant to the Company’s Amended and Restated 2019 Omnibus Incentive Plan (as may be further amended and/or restated from time to time, the “Plan”):
(a)a lump sum cash payment in the amount of $ (the “Service Retention Payment”), which shall be paid (less applicable taxes and other authorized deductions) as soon as reasonably practicable following the Effective Date and shall be fully earned on the payment date, subject to the Repayment Obligation (as defined below);
(b)[a lump sum cash payment in the amount of $ (the “PR Retention Payment”), which shall be paid (less applicable taxes and other authorized deductions) as soon as reasonably practicable following the Effective Date and shall be fully earned on the payment date, subject to the Repayment Obligation];1 and
(c)[a lump sum cash payment in the amount of $ (the “Restructuring Incentive Payment” and together with the Service Retention Payment [and the PR Retention Payment], the “Payments”), which shall be paid (less applicable taxes and other authorized deductions) as soon as reasonably practicable following the completion of a Restructuring (as defined below), subject to the Grantee’s continued employment or service with the Company, and the Grantee not having given or received notice of termination of employment or service for any reason, in each case, through the completion of such Restructuring, except as set forth in Section 3(b) hereof]2; [provided, however, if the Restructuring Incentive Payment has not been paid by January 1, 2026 and the Grantee is employed with the Company on such date, the Restructuring Incentive Payment shall be paid (less applicable taxes and other authorized deductions) on January 1, 2026, subject to the Repayment Obligation].3
2.Repayment Obligation. Except in the event of a Qualifying Termination (as defined below), if the Grantee’s employment or service with the Company terminates for any reason before: [(i)] with respect to the Service Retention Payment [and to the extent the Restructuring Incentive Payment is paid on January 1, 2026 (and not following the completion of a Restructuring), the Restructuring Incentive Payment]4, March 15, 2026 [or (ii) with respect to the PR Retention Payment, the occurrence of a PR Resolution Event (as defined below) on or prior to March 15, 2026] (each, a “Repayment Date”), the
1     Applicable only for certain members of senior management of the Company.
2     Applicable only for certain members of senior management of the Company.
3     Applicable to one member of senior management of the Company.
4     Applicable to one member of senior management of the Company.

Grantee shall be required to repay to the Company the After-Tax Value of the Applicable Payment (as defined below) within ten (10) business days of the Grantee’s termination of employment or service (the “Repayment Obligation”). At the option of the Company, and subject to applicable law, all or part of the amount to be repaid to the Company pursuant to this Section may be deducted from any amounts owed by the Company to the Grantee, including without limitation, any amounts owed as wages, salary, bonuses, equity or other incentive compensation or awards, expense reimbursements, and any other remuneration or fees due for or on account of the Grantee’s employment or service with the Company or otherwise.
3.Treatment Upon a Qualifying Termination.
(a)Service Retention Payment [and PR Retention Payment]. With respect to the Service Retention Payment [and the PR Retention Payment], if the Grantee experiences a Qualifying Termination on or prior to the applicable Repayment Date, then, subject to (i) the Grantee’s (or the Grantee’s personal representative’s) execution and delivery to the Company (and non-revocation and effectiveness) of a customary release of claims in a form reasonably satisfactory to the Company (the “Release”) within sixty (60) days (or such shorter period as may be specified by the Company in accordance with applicable law) following the Grantee’s termination of employment or service; provided that the obligation to execute and deliver a Release shall not apply in the event a Qualifying Termination occurs on or following a Change in Control (as defined below), and (ii) the Grantee’s continued compliance with the terms and obligations of any restrictive covenant obligations applicable to the Grantee in favor of the Company (collectively, the “Grantee Conditions”), the Repayment Obligation applicable to such Payment shall be waived.
(b)[Restructuring Incentive Payment. With respect to the Restructuring Incentive Payment, if the Grantee experiences a Qualifying Termination prior to [the completion of a Restructuring] / [June 30, 2026 and a Restructuring has not been completed at such time]5 and satisfies the Grantee Conditions, and the completion of a Restructuring occurs [within three (3) months following the date of such Qualifying Termination] / [by June 30, 2026], then the Restructuring Incentive Payment shall be paid to the Grantee (less applicable taxes and other authorized deductions) as soon as reasonably practicable following the completion of such Restructuring (but in no event prior to the date that the Release, if applicable, becomes effective). For the avoidance of doubt, if the completion of a Restructuring does not occur within [within the applicable period set forth above] (or if the Release, if applicable, does not become effective within the time period specified in the Grantee Conditions), then any right to receive the Restructuring Incentive Payment shall be forfeited.] [Notwithstanding the foregoing, to the extent the Restructuring Incentive Payment is paid on January 1, 2026 (and not following the completion of a Restructuring), if the Grantee experiences a Qualifying Termination prior to the Repayment Date, then, subject to the Grantee satisfying the Grantee Conditions, the Repayment Obligation applicable to the Restructuring Incentive Payment shall be waived.]
4.Certain Defined Terms. For purposes of this Agreement, the following terms have the meanings set forth below, in each case as determined by the Company (which determination shall be conclusive and binding on all parties):
(a)“After-Tax Value of the Applicable Payment” means, with respect to each of the Service Retention Payment [and to the extent the Restructuring Incentive Payment is paid on January 1, 2026 (and not following the completion of a Restructuring), the Restructuring Incentive Payment] [and the PR Retention Payment], the aggregate amount of such payment, net of any taxes the Grantee is required to pay in respect thereof, and determined taking into account any tax benefit that may be available to the Grantee in respect of such repayment. The Company shall calculate the After-Tax Value of the
5     Applicable to one member of senior management of the Company.

Applicable Payment and communicate such amount to the Grantee as soon as practicable following the Grantee’s termination of employment or service.
(b)“Cause” means (1) the commission of an act of fraud or dishonesty by the Grantee in the course of the Grantee’s employment or service; (2) the indictment of, or conviction of, or entering of a plea of guilty or nolo contendere by, the Grantee for a crime constituting a felony or in respect of any act of fraud or dishonesty; (3) the commission of an act by the Grantee which would make the Grantee or the Company (including any of its subsidiaries or affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (4) gross negligence or willful misconduct in connection with the Grantee’s performance of the Grantee’s duties in connection with the Grantee’s employment by or service with the Company (including any subsidiary or affiliate for whom the Grantee may be employed by or providing services to at the time) or the Grantee’s failure to comply with any of the restrictive covenants to which the Grantee is subject; (5) the Grantee’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Grantee shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (6) the Grantee’s failure to perform the material duties in connection with the Grantee’s position, unless the Grantee remedies the failure referenced in this clause (6) no later than ten (10) days following delivery to the Grantee of a written notice from the Company (including any of its subsidiaries or affiliates) describing such failure in reasonable detail (provided that the Grantee shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (6)).
(c)“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(1)     any person or group of persons is or becomes the beneficial owner of Company securities (not including any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in a transaction described in clause (I) of paragraph (2) below;
(2)     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary with any other entity, other than (I) a merger or consolidation (A) which results in the Company’s voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board of Directors of the Company (the “Board”) immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of Company securities (not including any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(3)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which Wesley R. Edens and/or Randal A. Nardone, or any of their respective affiliates (the “Principal Stockholders”) (or any group of Principal Stockholders) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
(d)“Disability” means that the Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company (including any of its subsidiaries or affiliates).
(e)“Qualifying Termination” means a termination of the Grantee’s service (1) by the Company without Cause or (2) due to the Grantee’s death or Disability.
(f)[“PR Resolution Event” means the Company or one or more of its subsidiaries (1) enters into a definitive agreement for the long-term supply for liquified natural gas to Puerto Rico Electric Power Authority or (2) enters into one or more definitive agreements that embody, or otherwise adopts arrangements that provide for, a conclusive, long-term resolution of the Company’s business in Puerto Rico, which may include entry into a definitive agreement for a substantially comparable contract for the long-term supply for liquified natural gas in a different jurisdiction, in the case of each of the preceding clauses (1) and (2), on terms that the Company’s Board of Directors concludes is in the best interests of the Company and its stakeholders.]
(g)[“Restructuring” means (1) the consummation of any agreement for the restructuring or recapitalization of the Company’s balance sheet, that is achieved, without limitation, through (A) a solicitation of waivers and consents from some or all existing debtholders that results in a material modification of covenants in existing indebtedness, (B) settlement or forgiveness of a material portion of existing indebtedness, (C) conversion of a material portion of existing indebtedness into equity, (D) an exchange offer including the issuance of new securities in exchange for a material portion of existing indebtedness, or (E) other similar transaction or series of transactions, including, in each case, any such transaction or series of transactions consummated pursuant to a plan of reorganization, restructuring plan, or scheme of arrangement (or a similar transaction consummated in any insolvency proceeding) or (2) the consummation of a sale of all or substantially all of the assets of the Company, on a consolidated basis, or a majority of the outstanding stock of the Company in one or more transactions. For purposes of this definition, a material portion of existing indebtedness must include a majority of the Company’s currently consolidated and outstanding unsecured funded indebtedness.]
5.Miscellaneous.
(a)Payments Subject to this Agreement and the Plan. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read this Agreement and a copy of the Plan. The Payments contemplated by this Agreement are subject to the Plan as a Cash Award thereunder, and the terms and provisions of the Plan are hereby incorporated herein by reference. The Grantee agrees to be bound by the terms and provisions of the Plan.
(b)Confidentiality. By executing this Agreement, the Grantee hereby acknowledges and agrees that the Grantee shall maintain the confidentiality of the terms and conditions of this Agreement and shall refrain from disclosing or making reference to its terms, except (x) as required by law, (y) with the Grantee’s accountant or attorney for the sole purposes of obtaining, respectively, financial or legal advice, or (x) with the Grantee’s spouse or domestic partner (the parties in clauses (y) and (z), “Permissible Parties”); provided, that the Permissible Parties agree to keep the terms and existence of this Agreement confidential.
(c)Withholding. The Company shall be entitled to withhold (or to cause the withholding of) the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to the Grantee hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof.
(d)No Right of Employment or Service; Other Benefits. Neither this Agreement, nor any modification thereof, nor the payment of any benefits hereunder, shall be construed as giving the Grantee the right to be retained in the employment or service of the Company. The Grantee’s employment or service with the Company is “at-will,” meaning that either the Grantee or the Company may terminate the Grantee’s employment or service at any time and for any reason. The Payments are a special payment to the Grantee and will not be taken into account in computing the amount of the Grantee’s compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other benefit plan of the Company, unless such plan or agreement expressly provides otherwise.
(e)Assignment. The Company may assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company. Neither this Agreement nor any rights or obligations of the Grantee hereunder shall be transferable or assignable by the Grantee.
(f)Section 409A. The parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and intend that this Agreement shall be construed in accordance with such intention. Notwithstanding the foregoing, the Company makes no representation that any or all of the payments described in this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment.
(g)Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without, giving effect to the principles of conflict of laws thereof.
(h)Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, between or among the Grantee and the Company with respect to the matters hereto. This Agreement may not be amended in any respect except by an instrument in writing signed by both parties hereto.
(i)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
NEW FORTRESS ENERGY INC.
By:
Name:
Title:
By:
Name:
Title:
GRANTEE
[Name]
[Signature Page to Retention Agreement]